Exhibit 99.1
FOR FURTHER INFORMATION CONTACT:
Bruce A. Klein
Vice President-Finance and Chief Financial Officer
Franklin, Tennessee
615-771-3100
FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 22, 2006
CLARCOR REPORTS RECORD FIRST QUARTER 2006 RESULTS
NET SALES UP 9%, OPERATING PROFIT UP 23%
NET EARNINGS UP 23%, DILUTED EPS UP 24%
Unaudited Fiscal First Quarter 2006 Highlights
(Amounts in thousands, except per share data and percentages)

	Quarter Ended		%
	3/4/06	2/26/05	Change

Net Sales	$213,183	$196,261	8.6
Operating Profit	$25,873	$21,080	22.7
Net Earnings	$16,201	$13,154	23.2
Diluted Earnings Per Share	$0.31	$0.25	24.0
Average Diluted Shares Outstanding	52,498,939	52,321,798	0.3
First Quarter 2006 Operating Review
     FRANKLIN, TN, Wednesday, March 22, 2006—CLARCOR Inc. (NYSE: CLC) today reported results for the first quarter ended March 4, 2006. Sales in the first quarter of 2006 rose by $17 million, a 9% increase compared to 2005. Both operating profit and net earnings increased by 23% compared to the same quarter in 2005. Diluted earnings per share increased by 24%. Foreign currency fluctuations did not materially impact sales or net earnings for the quarter. Acquisitions completed after the first quarter of 2005 added $3.1 million to first quarter 2006 sales and $700 thousand to first quarter 2006 operating profit.
Norm Johnson, CLARCOR’s Chairman and Chief Executive Officer, said, “We are off to a strong start in 2006 with sales growing by 9% and operating profit by 23%. Excluding acquisition growth, internal sales growth was 7% in the first quarter, and internal operating profit growth was over 19%. Operating margins improved to 12.1% in 2006 from 10.7% in 2005. All three of our operating segments increased sales, operating profit and operating margins. International sales increased by 16% in the first quarter to 24% of total sales. We expect international sales to be a lower percentage of total sales for the rest of 2006 as seasonal domestic demand increases during the rest of the year.

“Engine/Mobile segment sales increased by 10%, with growth across all major market segments, both domestically and internationally. Market demand for heavy-duty filter products from traditional aftermarket and OEM dealer customers remains solid as does product demand from railroad filter and dust collector cartridge customers. We expect this to continue through 2006.

“Industrial/Environmental segment sales, including sales from acquisitions completed in 2005, grew by 6%. Excluding acquisitions, sales grew by over 2%. Sales growth was spread across most major markets, including HVAC, aerospace and capital goods sectors. Sales to oil and gas markets continue to be slow, but quoting activity is increasing, and we expect new orders from both current and new customers during 2006. Although we may not see a significant recovery in shipments for the rest of this year, we remain very confident about the future of the oil and gas filter business. Sales to automotive customers remain difficult, and pressure on operating margins continues. We do not see this changing as there appears to be no foreseeable improvement in the economics of the domestic automotive business likely in 2006. Although the business remains profitable, it does not provide the margins we see in our other markets.

“Our Packaging segment had an exceptionally strong first quarter with sales growing by 22% and operating profit increasing four-fold. The first quarter is normally this segment’s smallest and is not always indicative of performance during the next three quarters. However, based on our current order book, new products which we have developed in partnership with our customers and significant improvements made over the last several years in manufacturing productivity, we expect increased sales and profits in this segment for 2006 compared to 2005.

“Other expense declined this quarter as interest rates rose and we were able to earn additional interest income on increased cash balances. 2006 is expected to be another strong cash flow year for CLARCOR. During the quarter, we did not repurchase any of our common stock under our current $150 million repurchase authorization. Repurchases in future quarters will depend on cash availability, acquisition opportunities and the market price of our common stock.

“Capital expenditures this year will be approximately $25 million to $30 million compared to $24 million in 2005. Our tax rate in the first quarter was higher than we expected at 36.9% due to changes in the amount of deductible expenses. For the rest of 2006, we expect our effective tax rate to be in the range of 35.5% to 36.0%.

“We expect that 2006 earnings per share will be in the $1.52 to $1.60 range, which includes the impact of expensing stock options. The impact of stock option expensing for 2006 will be approximately $0.03 per share. We remain optimistic about 2006 based on our first quarter results and expect 2006 to be our 14th consecutive year of record sales and profits for CLARCOR.”

CLARCOR will be holding a conference call to discuss the first quarter results at 10:00 a.m. CST on March 23, 2006. Interested parties can listen to the conference call at or www.viavid.com. A replay will be available on these websites and also at 888-203-1112 or 719-457-0820 and providing confirmation code 7574482. The replay will be available through March 30, 2006 by telephone and for 30 days on the Internet.
CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of the Company are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to future growth, earnings, earnings per share and other financial performance measures, as well as management’s short-term and long-term performance goals; statements relating to the anticipated affects on results of operations or financial condition from recent and expected developments or event; statements relating to the Company’s business and growth strategies; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from the Company’s expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate its future results. These and other uncertainties are discussed in the “Risk Factors’’ section of the Company’s 2005 Form 10-K. The future results of the Company may fluctuate as a result of these and other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements or the risk factors described in this press release, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.
TABLES FOLLOW
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CLARCOR 2006 UNAUDITED FIRST QUARTER RESULTS cont’d.
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands except per share data)

	Three Months
For periods ended March 4, 2006 and February 26, 2005	2006	2005

Net sales	213,183	196,261
Cost of sales	149,409	139,242

Gross profit	63,774	57,019
Selling and administrative expenses	37,901	35,939

Operating profit	25,873	21,080
Other income (expense)	(41)	(312)

Earnings before income taxes and minority interests	25,832	20,768
Income taxes	9,520	7,536

Earnings before minority interests	16,312	13,232
Minority interests in earnings of subsidiaries	(111)	(78)

Net earnings	$16,201	$13,154

Net earnings per common share:
Basic	$0.31	$.0.26

Diluted	$0.31	$.0.25

Average shares outstanding:
Basic	51,792,245	51,444,416
Diluted	52,498,939	52,321,798
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 4,	December 3,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$21,420	$18,502
Short-term investments	16,835	10,400
Accounts receivable, net	149,812	152,755
Inventories	125,312	117,508
Other	25,373	25,768

Total current assets	338,752	324,933
Plant assets, net	146,981	149,505
Acquired intangibles, net	167,929	168,176
Pension assets	22,235	22,069
Other assets	11,154	10,589

	$687,051	$675,272

Liabilities
Current liabilities:
Current portion of long-term debt	$237	$233
Accounts payable and accrued liabilities	99,658	108,693
Income taxes	14,674	12,544

Total current liabilities	114,569	121,470
Long-term debt	15,999	16,009
Long-term pension liabilities	17,433	16,287
Other liabilities	38,910	38,673

	186,911	192,439
Shareholders’ Equity	500,140	482,833

	$687,051	$675,272

SUMMARY CASH FLOWS
(Dollars in thousands)

	Three Months
	2006	2005

From Operating Activities
Net earnings	$16,201	$13,154
Depreciation	5,483	5,214
Amortization	538	315
Stock compensation expense	632	229
Excess tax benefits from stock compensation	(903)	—
Changes in assets and liabilities	(16,347)	(2,566)
Other, net	116	75

Total provided (used) by operating activities	5,720	16,421

From Investing Activities
Plant asset additions	(2,906)	(3,575)
Business acquisitions	(206)	—
Other, net	8	39

Total provided (used) by investing activities	(3,104)	(3,536)

From Financing Activities
Net payments under line of credit	—	(7,500)
Payments on long-term debt	(18)	(702)
Cash dividends paid	(3,499)	(3,281)
Excess tax benefits from stock compensation	903	—
Other, net	2,649	(2,787)

Total provided (used) by financing activities	35	(14,270)

Effect of exchange rate changes on cash	267	146

Change in Cash and Cash Equivalents	$2,918	$(1,239)

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CLARCOR 2006 UNAUDITED FIRST QUARTER RESULTS cont’d.
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	Quarter Ended
	March 4,	February 26,
	2006	2005

Net sales by segment:
Engine/Mobile Filtration	$91,032	$83,129
Industrial/Environmental Filtration	102,656	97,198
Packaging	19,495	15,934

	$213,183	$196,261

OPERATING PROFIT BY SEGMENT:
Engine/Mobile Filtration	$19,073	$16,778
Industrial/Environmental Filtration	5,485	3,969
Packaging	1,315	333

	$25,873	$21,080

OPERATING MARGIN BY SEGMENT:
Engine/Mobile Filtration	21.0%	20.2%
Industrial/Environmental Filtration	5.3%	4.1%
Packaging	6.7%	2.1%

	12.1%	10.7%

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